Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

The following is a list of ArcelorMittal’s operating subsidiaries as of December 31, 2014, each wholly- or majority-owned directly or indirectly through intermediate holding companies

Name of Subsidiary	Abbreviation	Country
NAFTA
ArcelorMittal Dofasco Inc.	ArcelorMittal Dofasco	Canada
ArcelorMittal Mexico S.A. de C.V.	ArcelorMittal Mexico	Mexico
ArcelorMittal USA LLC	ArcelorMittal USA	USA
ArcelorMittal Las Truchas, S.A. de C.V.	ArcelorMittal Las Truchas	Mexico
ArcelorMittal Montreal Inc.	ArcelorMittal Montreal	Canada

Brazil and neighboring countries ("Brazil")
ArcelorMittal Brasil S.A.	ArcelorMittal Brasil	Brazil
Acindar Industria Argentina de Aceros S.A.	Acindar	Argentina
ArcelorMittal Point Lisas Ltd.	ArcelorMittal Point Lisas	Trinidad and Tobago

Europe
ArcelorMittal Atlantique et Lorraine S.A.S.	ArcelorMittal Atlantique & Lorraine	France
ArcelorMittal Belgium N.V.	ArcelorMittal Belgium	Belgium
ArcelorMittal España S.A.	ArcelorMittal España	Spain
ArcelorMittal Flat Carbon Europe S.A.	AMFCE	Luxembourg
ArcelorMittal Galati S.A.	ArcelorMittal Galati	Romania
ArcelorMittal Poland S.A.	ArcelorMittal Poland	Poland
Industeel Belgium S.A.	Industeel Belgium	Belgium
Industeel France S.A.	Industeel France	France
ArcelorMittal Eisenhüttenstadt GmbH	ArcelorMittal Eisenhüttenstadt	Germany
ArcelorMittal Bremen GmbH	ArcelorMittal Bremen	Germany
ArcelorMittal Méditerranée S.A.S.	ArcelorMittal Méditerranée	France
ArcelorMittal Belval & Differdange S.A.	ArcelorMittal Belval & Differdange	Luxembourg
ArcelorMittal Hamburg GmbH	ArcelorMittal Hamburg	Germany
ArcelorMittal Gipuzkoa S.L.	ArcelorMittal Gipuzkoa	Spain
ArcelorMittal Ostrava a.s.	ArcelorMittal Ostrava	Czech Republic
Société Nationale de Sidérurgie S.A.	Sonasid	Morocco
ArcelorMittal Duisburg GmbH	ArcelorMittal Duisburg	Germany
ArcelorMittal Warszawa S.p.z.o.o.	ArcelorMittal Warszawa	Poland

Africa and Commonwealth of Independent States ("ACIS")
ArcelorMittal South Africa Ltd.	ArcelorMittal South Africa	South Africa
JSC ArcelorMittal Temirtau	ArcelorMittal Temirtau	Kazakhstan
PJSC ArcelorMittal Kryvyi Rih	ArcelorMittal Kryvyi Rih	Ukraine
ArcelorMittal International Luxembourg S.A.	ArcelorMittal International Luxembourg	Luxembourg

Mining
ArcelorMittal Mines Canada Inc.	ArcelorMittal Mines Canada	Canada
ArcelorMittal Liberia Ltd	ArcelorMittal Liberia	Liberia
JSC ArcelorMittal Temirtau	ArcelorMittal Temirtau	Kazakhstan
PJSC ArcelorMittal Kryvyi Rih	ArcelorMittal Kryvyi Rih	Ukraine